UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2013

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 8, 2013, notices were sent to the holders of the Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation Project) Series 2003C and 2003E, currently outstanding in the aggregate principal amount of $45,000,000 (the “Bonds”), that the Bonds are subject to mandatory tender for purchase on March 1, 2013 (the “Mandatory Tender Date”).  The Bonds, which are obligations of Southwest Gas Corporation (the “Company”), are subject to mandatory tender for purchase on the Mandatory Tender Date at a purchase price of 100% of the principal amount thereof plus accrued interest, if any, to the Mandatory Tender Date.  The Company intends to purchase the Bonds promptly after the mandatory tender and to surrender the Bonds to the trustee immediately for cancellation, thereby extinguishing this debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: February 12, 2013
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer